                                                                    EXHIBIT 21.1


                   SUBSIDIARIES OF ESPERION THERAPEUTICS, INC.


                                     Company                                           Jurisdiction of Organization
---------------------------------------------------------------------------------------------------------------------------
Esperion AB                                                                                       Sweden
Esperion LUV Development, Inc.                                                                   Delaware